SECURITY AGREEMENT

(Patent)

THIS SECURITY AGREEMENT (PATENT) (“Security Agreement”), dated as of March 16, 2007, between Compliance Systems Corporation, a Nevada corporation (the “Grantor”) and Cornell Capital Partners, LP, a Delaware limited partnership.

WITNESSETH:

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of March 16, 2007 (together with all amendments, supplements, restatements and other modifications, if any, from time to time made thereto, the “Purchase Agreement”) between the Grantor, as borrower, and Cornell Capital Partners, LP, as Lender (the “Lender”), has agreed to purchase up to $150,000 of secured convertible debentures of the Grantor (the “Convertible Debentures”) subject to the terms and provisions of the Purchase Agreement;

AND WHEREAS, in connection with the Purchase Agreement, the Grantor has agreed to provide the Lender a general security interest in Pledged Collateral (as this term is defined in the Security Agreement by and between the Grantor and the Lender, dated March 8, 2006 (together with all amendments, supplements, restatements and other modifications, if any, from time to time made thereto, the “Security Agreement”);

AND WHEREAS, as a condition precedent to the purchasing the Convertible Debentures on the closing date under the Purchase Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Lender a continuing security interest in all of the Patent Collateral (as hereinafter defined) to secure all Obligations (as defined in the Security Agreement);

AND WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Definitions. Unless otherwise defined herein otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Purchase Agreement.

SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the payment and performance of all of the Obligations of the Grantor, the Grantor does hereby mortgage, pledge and hypothecate to the Lender and grant to the Lender a security interest in all of the following property (the “Patent Collateral”), now owned and existing:

(a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Schedule “A” hereto;

(b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c) all patent licenses and other agreements providing the Grantor with the right to use any of the items of the type referred to in clauses (a) and (b), including each patent license referred to in Schedule “A” hereto;

(d) the right to sue third parties for past, present or future infringements of any Patent Collateral described in clauses (a) and (b) and, to the extent applicable, clause (c); and

(e) all proceeds of, and rights associated with, the foregoing, (including license royalties and proceeds of infringement suits), and all rights corresponding thereto throughout the world.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the security interest of the Lender in the Patent Collateral relating to patents referred to in Schedule “A” with the United States Patent and Trade Marks Office, to the extent it may be so registered therein. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Lender under the Security Agreement. The Security Agreement (and all rights and remedies of the Lender thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Release of Security Interest. Upon payment in full of all Obligations and the termination of the Purchase Agreement, the Lender shall, at the Grantor’s expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on any security interest in the Patent Collateral which has been granted hereunder.

SECTION 5. Acknowledgement. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by references herein as if fully set forth herein.

SECTION 6. Purchase Agreement. Notwithstanding any other term or provision hereof, in the event that any provisions hereof contradict and are incapable of being construed in conjunction with the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall take precedence over those contained herein and, in particular, if any act of the Grantor is expressly permitted under the Purchase Agreement but is prohibited hereunder, any such act shall be permitted hereunder and any encumbrance expressly permitted under the Purchase Agreement to exist or to remain outstanding shall be permitted hereunder and thereunder. This instrument, document or agreement may be sold, assigned or transferred by the Agent in accordance with the terms of the Purchase Agreement.

SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and first year above written.

Compliance Systems Corporation

Per: /s/ Dean Garfinkel
Name: Dean Garfinkel
Title: President

STATE OF ____________________)
) SS:
COUNTY OF __________________)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named _______________________ who acknowledged that he/she did sign the foregoing agreement and that the same is his/her free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand an official seal at __________________, ____________________, this ___ day of __________, 2007.

______________________________
Notary Public

CORNELL CAPITAL PARTNERS, LP

Per: /s/ Authorize Person
Name: /s/ Authorize Person
Title: Officer

SCHEDULE “A”

U.S. Letters Patent And Applications
For Letters Patent Of Compliance Systems Corporation

Title	Filing Date	Application Number	Issue Date	Patent Number
[Call Blocking System]	November 9, 1999	435955	[December 11, 2001]	[6330317]

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